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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-118099) pertaining to the Stock Incentive Plan of Kanbay International, Inc. of our report dated February 2, 2005 (except for Note 15, as to which the date is March 3, 2005), with respect to the consolidated financial statements and schedule of Kanbay International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

Chicago, Illinois	/s/ ERNST & YOUNG LLP
March 28, 2005

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  Exhibit 23.1